UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

January 25, 2007

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810 2-38960	Energen Corporation Alabama Gas Corporation	Alabama Alabama	63-0757759 63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting on January 24, 2007, the Energen Corporation Board of Directors authorized amendments to its executive Severance Compensation Agreements. A copy of the revised form of Severance Compensation Agreement is attached.

On January 25, 2007, Energen’s principal executive officer, principal financial officer and named executive officers entered into the amended Severance Compensation Agreement form as follows:

	Name	Title	Factor	Base Period
	Wm. Michael Warren, Jr.	Chairman and Chief Executive Officer – Energen and all subsidiaries	100%	12 months

	James T. McManus	President and Chief Operating Officer – Energen, President – Energen Resources Corporation	300%	36 months

	Charles W. Porter, Jr.	Vice President, Chief Financial Officer and Treasurer – Energen and all subsidiaries	300%	36 months

	Dudley C. Reynolds	President and Chief Operating Officer – Alabama Gas Corporation	300%	36 months

	John D. Woodruff	General Counsel and Secretary – Energen and all subsidiaries	300%	36 months

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Form of Severance Compensation Agreement (07 form)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

January 29, 2007	By	/s/ G. B. Carr
G. B. Carr Vice President and Controller of Energen

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